                                 SCHEDULE 14A
                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[X]  Definitive Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Additional Materials

[ ]  Soliciting material under Rule 14a-12

--------------------------------------------------------------------------------
                           NPS PHARMACEUTICALS, INC.
               (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: Not Applicable

     (2) Aggregate number of securities to which transaction applies: Not Applicable

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not Applicable

     (4) Proposed maximum aggregate value of transaction:  Not Applicable

     (5) Total fee paid:  Not Applicable

         [ ]  Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              (1) Amount Previously Paid:  Not Applicable

              (2) Form, Schedule or Registration Statement No.:  Not Applicable

              (3) Filing Party:  Not Applicable

              (4) Date Filed:  Not Applicable

                       [NPS PHARMACEUTICALS, INC. LOGO]

                           NPS PHARMACEUTICALS, INC.
                                420 Chipeta Way
                        Salt Lake City, Utah 84108-1256

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                   May 23, 2002 at 3:00 p.m. (Mountain time)
                                    at the
                             University Park Hotel
                               500 S. Wakara Way
                          Salt Lake City, Utah 84108

TO THE STOCKHOLDERS OF NPS PHARMACEUTICALS, INC.:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NPS Pharmaceuticals, Inc., a Delaware corporation, will be held on Thursday, May 23, 2002, at 3:00 p.m., local time, at the University Park Hotel, 500 S. Wakara Way, Salt Lake City, Utah for the following purposes:

  1. To elect ten members to the Board of Directors.

  2. To consider and act upon a proposal to increase by 2,000,000 shares the aggregate number of common stock for which options may be granted under two of the Company's equity incentive plans as follows: (a) an additional 1,900,000 shares under the 1998 Stock Option Plan; and (b) an additional 100,000 shares under the 1994 Non-Employee Directors' Stock Option Plan.

  3. To consider and act upon a proposal to ratify the selection of KPMG LLP as independent auditors of the Company for its fiscal year ending December 31, 2002.

  4. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   The Board of Directors has fixed the close of business on April 9, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting of Stockholders and at any adjournment thereof.

                                        By Order of the Board of Directors

                                        /s/ James U. Jensen

                                        James U. Jensen
                                        Secretary

Salt Lake City, Utah
April 19, 2002


 ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK, OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                       [NPS PHARMACEUTICALS, INC. LOGO]

                           NPS PHARMACEUTICALS, INC.
                                420 Chipeta Way
                        Salt Lake City, Utah 84108-1256

                               ----------------

                                PROXY STATEMENT
                                    for the
                        Annual Meeting of Stockholders
                                (May 23, 2002)

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed proxy is solicited on behalf of the Board of Directors (the "Board of Directors" or the "Board") of NPS Pharmaceuticals, Inc., a Delaware corporation ("NPS", "us", "we", or the "Company"), for use at the Annual Meeting of Stockholders to be held on May 23, 2002, at 3:00 p.m., Mountain Daylight Time and at any adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the University Park Hotel, 500 S. Wakara Way, Salt Lake City, Utah 84108.

Solicitation

   The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card, and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of NPS common stock, beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers, or other regular employees of the Company. No additional compensation will be paid to directors, officers, or other regular employees for such services.

   The Company intends to mail this Proxy Statement and accompanying proxy card on or about April 19, 2002, to all stockholders entitled to vote at the Annual Meeting.

Voting Rights and Outstanding Shares

   April 9, 2002 is the record date for determining those holders of NPS common stock and exchangeable shares of NPS Allelix Inc., a subsidiary of the Company ("Exchangeable Shares"), entitled to notice of and to vote at the Annual Meeting. On the record date, the Company had outstanding and entitled to vote 30,277,131 shares of common stock which includes 422,146 Exchangeable Shares. Each holder of the Company's common stock is entitled to one vote for each share held as of the record date on all matters to be voted upon at the Annual Meeting. CIBC Mellon Trust Company (the "Trustee"), the holder of the Company's Special Voting Share, is entitled to one vote for each Exchangeable Share outstanding as of the record date, other than Exchangeable Shares owned by the Company and its affiliates. Holders of common stock and the Special Voting Share are collectively referred to as "Stockholders." Votes cast with respect to Exchangeable Shares will be voted through the Special Voting Share by the Trustee as directed by the holders of Exchangeable Shares, except votes cast at the Annual Meeting with respect to Exchangeable Shares whose holders request to vote directly in person as proxy for the Trustee, or who request that a proxy be given by the Trustee to a designated agent or other representative of the management of the company to exercise such votes.

   All votes will be tabulated by the Inspector of Elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Abstentions will not be counted for any purpose in determining whether a matter has been approved. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

   Any stockholder giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing timely with the Secretary of the Company, at the Company's headquarters, 420 Chipeta Way, Salt Lake City, Utah 84108-1256, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy. Holders of Exchangeable Shares who wish to direct the Trustee to cast the votes attached to the Special Voting Share on their behalf should follow carefully the instructions provided by the Trustee, which accompany this Proxy Statement. The procedure for instructing the Trustee differs in certain respects from the procedure for delivering a proxy, including the place for depositing the instructions and manner for revoking the proxy.

Stockholder Proposals

   No stockholder proposals were submitted and none are included for consideration at this Annual Meeting of Stockholders. Stockholder proposals to be presented at the Company's 2003 annual meeting of stockholders and considered for inclusion in the proxy statement relating to such meeting must be received by the Company not later than December 25, 2002. In order to be timely, stockholder proposals and director nominations intended to be presented at the Company's 2003 annual meeting, but not included in the proxy statement for the meeting, must be received by the Company no earlier than February 22, 2003 and no later than March 24, 2003.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

   The Company's Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws provide that directors are to be elected at the Annual Meeting to serve for a term of one year and until their respective successors are duly elected and qualified or until their respective death, resignation, or removal. Vacancies on the Board resulting from death, resignation, disqualification, removal, or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office, unless the Board of Directors determines by resolution that any such vacancy shall be filled by the stockholders. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor is elected and qualified.

   Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the ten nominees below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose.

   Pursuant to the Company's Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, the number of directors which constitute the whole Board of Directors is to be fixed by one or more resolutions adopted by the Board of Directors. Each of the ten nominees is currently a director of the Company, and each nominee has agreed to serve if elected. The Board has no reason to believe that any nominee will be unable to serve. If and when elected at the Annual Meeting, each of the nominees is expected to serve until the 2003 Annual Meeting of Stockholders and until such elected nominee's successor is duly elected and qualified, or until such elected nominee's earlier death, resignation, or removal.

   Set forth below, in alphabetical order, is biographical information for each person nominated to serve on the Company's Board of Directors.

NOMINEES FOR ELECTION

   Santo J. Costa, J.D. has served as a director since 1995. Since January 2002, Mr. Costa has served as a consultant to Quintiles Transnational Corporation. From June 2001 through December 2001, Mr. Costa was a senior advisor to the Chairman of Quintiles. Mr. Costa served as a director of Quintiles Transnational Corporation, a publicly held global contract research organization, from April 1994 through June 2001 and served as its Vice Chairman from November 1999 through June 2001. From April 1994 to November 1999 he served as President and Chief Operating Officer for Quintiles. From 1986 to 1993, he was employed by Glaxo, Inc., a worldwide pharmaceutical company, where he served as Senior Vice President, Administration and General Counsel and was a member of that company's board of directors. He is a director of two other publicly held companies, CV Therapeutics and Pilot Therapeutics, as well as several private companies. He is a member of the board of advisors of AM Pappas & Associates and of counsel to the law firm of Maupin Taylor & Ellis. Mr. Costa received his J.D. from St. John's University.

   John R. Evans, M.D. has served as a director and Vice-Chairman of our board since the closing of our acquisition of Allelix in December 1999. Previously, Dr. Evans was Chairman of the Board of Allelix since 1983. From 1979 to 1983, Dr. Evans served as a Director of the Population, Health and Nutrition Department of the World Bank in Washington. From 1972 to 1978 he served as President of the University of Toronto. Currently, Dr. Evans is Chairman of the Canada Foundation for Innovation and serves as Chairman of the Board for both Alcan Aluminum Limited in Montreal and Torstar Corporation in Toronto. He is a member of the board of directors of MDS Inc., a publicly held health and life sciences company listed on the New York Stock Exchange and the Toronto Stock Exchange, and of GlycoDesign, Inc. Dr. Evans received an M.D. degree from the University of Toronto and engaged in specialty training in internal medicine and cardiology in London, Boston and Toronto.

   James G. Groninger has served as a director since 1988. Mr. Groninger founded in January 1995 and is President of The Bay South Company, a Richmond, Virginia-based provider of financial advisory and investment banking services. From 1988 through 1994, he served as a Managing Director, Investment Banking Division, of PaineWebber Incorporated. Mr. Groninger is a member of the board of directors of Cygne Designs, Inc., a publicly held company, and Layton BioScience, Inc. and LBS Technologies, both private biotechnology companies. Mr. Groninger received an M.B.A. degree from Harvard Business School.

   Hunter Jackson, Ph.D. has been Chief Executive Officer and Chairman of our board since founding NPS in 1986. He was appointed to the additional position of President in January 1994. Before founding NPS, he was an Associate Professor in the Department of Anatomy at the University of Utah School of Medicine. Dr. Jackson received a Ph.D. degree in Psychobiology from Yale University. He received postdoctoral training in the Department of Neurosurgery, University of Virginia Medical School.

   Joseph Klein, III has served as a director since 1998. Currently, Mr. Klein is Venture Partner of MPM Capital, a global venture capital and public equity investment manager focused exclusively on healthcare, and is also Managing Director of Gauss Capital Advisors, LLC, a financial and investment advisory firm. From 1999 to 2000, Mr. Klein was Vice President, Strategy for Medical Manager Corporation, a physician office management information systems vendor. From 1998 to 1999, Mr. Klein was a Health Care Investment Analyst with the Kaufmann Fund, Inc. From 1995 to 1998, Mr. Klein was a Portfolio Manager and Chairman of the Investment Advisory Committee of T. Rowe Price Health Sciences Fund, Inc. From 1990 to 1998, Mr. Klein served as Vice President and Health Care Investment Analyst for T. Rowe Price Associates, Inc., an investment management firm. Mr. Klein serves as a director of Guilford Pharmaceuticals, a publicly held biotechnology company, and Synbiotics Corporation, a publicly held veterinary diagnostic products company. Mr. Klein received an M.B.A. degree from Stanford Graduate School of Business.

   Donald E. Kuhla, Ph.D. has served as a director since 1991. Since 1998, Dr. Kuhla has been President and Chief Operating Officer of Albany Molecular Research, Inc., a chemical contract research organization, where he has also been a director since 1995. From 1994 through 1998 Dr. Kuhla was Vice President of Plexus Ventures, Inc., a business consulting firm. From 1990 to 1994, Dr. Kuhla held senior management positions with two venture capital-backed, biotechnology startup companies. His early career was spent in research and development and operations management positions with Pfizer Inc. and Rorer Group, Inc., his last position at Rorer being Senior Vice President of Operations. Dr. Kuhla received a Ph.D. degree in Organic Chemistry from Ohio State University.

   Thomas N. Parks, Ph.D. has served as a director since our founding in 1986. Dr. Parks also serves as a scientific consultant to us. He is currently the George and Lorna Winder Professor of Neuroscience and Chairman of the Department of Neurobiology and Anatomy at the University of Utah Medical School. Dr. Parks joined the faculty at the University of Utah Medical School in 1978 as an Assistant Professor. Dr. Parks received a Ph.D. degree in Psychobiology from Yale University. He was a postdoctoral fellow in Development Neurology at the University of Virginia Medical School.

   Edward K. Rygiel has served as a director since the closing of our acquisition of Allelix in December 1999. Mr. Rygiel served on the board of Allelix since 1995. Since January 2000, Mr. Rygiel has been Executive Vice President of MDS Inc., a publicly held health and life sciences company, and since 1988 he has been President and Chief Executive Officer of MDS Capital Corp., a subsidiary of MDS Inc. From 1988 to 2000, Mr. Rygiel was Senior Vice President, Strategic Investments, of MDS Inc. Mr. Rygiel currently is a director and Chairman of Hemosol, Inc., a publicly held biotechnology company. Mr. Rygiel earned a B.A.Sc. from the University of Toronto, School of Chemical Engineering.

   Calvin R. Stiller, C.M., O.Ont., M.D. has served as a director since the closing of our acquisition of Allelix in December 1999. Dr. Stiller served on the board of Allelix since April 1999. Since 1996, Dr. Stiller has served as Chairman and Chief Executive Officer of Canadian Medical Discoveries Fund, an affiliate entity of MDS, Inc. Dr. Stiller served as the Chief of the Multi-Organ Transplant Service at the University Hospital in London, Ontario from 1984 through 1996. He is a full professor of medicine at the University of Western Ontario. Dr. Stiller is the Chairman of the Ontario Research and Development Challenge Fund and serves as a director of Drug Royalty Corp. Inc., and CPL Trust, a publicly held company. Dr. Stiller received an M.D. degree from the University of Saskatchewan.

   Peter G. Tombros has served as a director since 1998. From 1994 until June of 2001, Mr. Tombros served as President, Chief Executive Officer and Director of Enzon Inc., a publicly held biopharmaceutical company. Since June, Mr. Tombros has been serving in a transition role at Enzon. Prior to joining Enzon, Mr. Tombros spent 25 years with Pfizer Inc., a global healthcare company. Mr. Tombros served as a Corporate Officer and Vice president of Pfizer Inc. from 1986 in positions including Senior Vice President and General Manager of the Roerig Division, Executive Vice President of Pfizer Pharmaceuticals and Vice President, Corporate Strategic Planning. Recently, he was named Chairman of the Board and Chief Executive Officer of VivoQuest, a private biopharmaceutical company. Mr. Tombros also serves on the Board of Directors of Alpharma Inc., a publicly held pharmaceutical company, and Cambrex, a supplier of human health and bioscience products to the life sciences industry. Mr. Tombros received B.S. and M.S. degrees from the Pennsylvania State University and an M.B.A. degree from the University of Pennsylvania Wharton Graduate School of Business.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE

Board Committees and Meetings

   The Board has three standing committees of the Board: Audit, Compensation, and Nominating Committees each with a formal, written charter.

   The purpose of the Audit Committee is to monitor the integrity of the Company's financial reporting process and systems of internal control, to monitor the independence and performance of the Company's independent auditors, to provide an avenue of communication among the independent auditors, management, and the Board, and to provide such additional information and materials the Audit Committee may deem necessary to make the Board aware of significant financial matters which require the Board's attention. The Audit committee also submits the Report of the Audit Committee set out below. During 2001, the Audit Committee was composed of three independent directors, Mr. Klein, Dr. Parks and Mr. Rygiel. The Audit Committee met three times during the fiscal year ended December 31, 2001.

   The Compensation Committee's functions include: establishing, reviewing, and overseeing salaries, incentive compensation, and other forms of compensation paid to officers and employees of the Company; administering the Company's incentive compensation and benefit plans; and performing such other functions regarding compensation as the Board of Directors may delegate. The Compensation Committee reviews the performance of the Company's officers, particularly the CEO and submits the Report of the Compensation Committee set out below. During 2001, the Compensation Committee was composed of non-employee directors, Mr. Tombros, Mr. Costa, Dr. Evans and Mr. Groninger. The Compensation Committee met three times during the fiscal year ended December 31, 2001.

   The Nominating Committee's functions include: evaluating Director performance on at least an annual basis; providing information and materials relating to the nomination of directors; interviewing, nominating, and recommending individuals for membership on the Company's Board of Directors and its committees; and performing such other functions as the Board of Directors may delegate. The Nominating Committee will consider nominees for directors nominated by stockholders upon submission in writing to the Secretary of the Company of the names of such nominees, together with their qualifications for service as a director of the Company. In order for any nominees for directors nominated by stockholders to be considered by the Nominating Committee, such nominations must be submitted no later than December 1st of the year preceding the Annual Meeting. During 2001, the members of the Nominating Committee were Dr. Kuhla, Dr. Jackson, and Dr. Stiller. The Nominating Committee did not meet during the fiscal year ended December 31, 2001.

   During the fiscal year ended December 31, 2001, the Board of Directors held eight meetings. At certain meetings for limited periods of time and for limited considerations, the Board met as an Executive Committee where only the independent directors and the Chairman were represented on such Executive Committee, and where only such committee members were present. Each Board member standing for reelection attended 75% or more of the aggregate of the meetings held by the Board and by the respective committees on which such Board member served during the period for which he or she was a director or a member of such committee.

                                  PROPOSAL 2
         INCREASE IN SHARES ISSUABLE UNDER NPS EQUITY INCENTIVE PLANS

   In March 2002, the Board of Directors adopted, subject to stockholder approval, amendments to the Company's 1998 Stock Option Plan (1998 Plan) and the 1994 Non-Employee Directors' Stock Option Plan (Directors' Plan). The amendments increase by 1,900,000 the number of shares authorized for issuance under the 1998 Plan from 3,000,000 shares to 4,900,000 shares, and by 100,000 the number of shares authorized for issuance under the Directors' Plan from 260,000 to 360,000 shares.

   Stockholders are requested in this Proposal 2 to approve the amendments to the 1998 Plan and the Directors' Plan. The affirmative vote of a majority of the vote cast on this Proposal 2, whether present in person or represented by proxy and entitled to vote at the meeting, will be required to approve this Proposal 2. The vote concerning approval of the amendment of the respective plans will be considered as one proposal.

   Summaries of the principal features of each of the plans are provided below, but are qualified in their entirety by reference to the full text of each of the plans that were filed electronically with this Proxy Statement with the Securities and Exchange Commission, such text is not included in the printed version of this Proxy.

   The Board believes the proposed increases in the number of shares reserved for issuance under the 1998 Plan and the Directors' Plan are in the best interests of the Company. The increases will provide additional reserves of shares needed to attract, retain, and motivate employees, directors, and consultants.

 1994 Non-Employee Directors' Stock Option Plan

   In January 1994, the Board adopted, and the stockholders subsequently approved, the 1994 Non-Employee Directors' Stock Option Plan (Directors'
Plan). An amendment to increase from 90,000 to 160,000 the number of shares available for grant under the Directors' Plan was approved by the stockholders in July 1996. In May 1999 a subsequent amendment was approved by stockholders to increase the number of shares available for issuance from 160,000 to 260,000. Under the Directors' Plan, non-employee directors of the Company are eligible to receive options. As of the record date, nine directors were eligible for rewards under the Directors' Plan. Options granted under the Directors' Plan are automatic and non-discretionary and do not qualify as ISOs. Pursuant to the terms of the Directors' Plan, each person who is elected for the first time to be an outside director of the Company and who is not otherwise employed by the Company or an affiliate of the Company (a "Non-Employee Director") will automatically be granted an option to purchase 15,000 shares of common stock (subject to adjustment as provided in the Directors'
Plan) upon the date of his or her election to the Board. Originally, under the Directors' Plan, on December 1 of each year, each person who was then a Non-Employee Director and had been a Non-Employee Director for at least three months was automatically granted an option to purchase 3,000 shares of common stock. In May 2000, this date was amended to provide that the grant date would be the same date as the grant date for employee options, which date was historically in December and was changed to May as part of arrangements made by the Company incident to the Company's acquisition of Allelix Biopharmaceuticals Inc., effective December 29, 1999.

   No option granted under the Directors' Plan may be exercised after the expiration of ten years from the date such option was granted. Options granted under the Directors' Plan vest at a rate of 28% of the shares subject to the option one year after date of grant and 3% of the shares become exercisable each month thereafter, so long as the optionee has, during the entire period prior to such vesting date, continuously served as a non-employee director or in other continuous affiliation as provided under the Directors' Plan. If the optionee's service as a non-employee director terminates for any reason other than death, the option will remain exercisable for twelve months after the date of termination of such directorship or later if other affiliations with the Company continue thereafter, or until the option's expiration date, if earlier. If the optionee dies, the option will remain exercisable for eighteen months following the date of death or until the expiration date of the option, whichever is earlier. In the event of a change in control transaction in which the Company is not the surviving corporation, or in which more than 50% of the shares of the Company's common stock entitled to vote are exchanged, the time during which options outstanding under the Directors' Plan vest shall be accelerated. The exercise price of options granted under the Directors' Plan is 100% of the fair market value of the common stock on the date of grant. Options granted under the Directors' Plan are generally non-transferable. Unless otherwise terminated by the Board, the Directors' Plan automatically terminates in January 2004.

   As of December 31, 2001, options to purchase a total of 37,290 shares of common stock had been exercised under the Directors' Plan at exercise prices from $3.00 to $10.25 per share. As of that date, options to purchase 210,180 shares of common stock with exercise prices from $3.00 to $29.53 per share and a weighted average exercise price per share of $11.46 were outstanding. As of December 31, 2001, 12,530 shares remain available for future awards under the Directors' Plan. Prior to the adoption of the Directors' Plan, the Company granted options to directors under the 1987 Stock Option Plan.

 1998 Stock Option Plan

   The following summary of the principal features of the 1998 Plan is qualified in its entirety by reference to the full text of the 1998 Plan, as amended, that was filed electronically with this Proxy Statement with the Securities and Exchange Commission, such text is not included in the printed version of this Proxy. A copy of the 1998 Plan can be obtained from the Company upon request.

Summary

   On March 3, 1998, the Board adopted the 1998 Stock Option Plan, which was subsequently approved by the stockholders on May 20, 1998. There were a total of 1,000,000 shares were authorized for issuance under the 1998 Plan. Pursuant to Board and stockholder approval, this amount was increased to 3,000,000 shares in June 2000. As of December 31, 2001, options to purchase a total of 290,664 shares of common stock had been exercised for cash and services under the 1998 Plan at a weighted average exercise price of $7.55 per share. As of December 31, 2001, options to purchase 1,608,456 shares of common stock were outstanding with exercise prices ranging from $4.50 to $56.3125 per share, and a weighted average exercise price per share of $17.52. As of December 31, 2001, 1,100,880 shares remain available for future option grants under the 1998 Plan.

Purpose

   The 1998 Plan was adopted to provide a means by which employees (including officers), directors, and consultants to the Company and its affiliates may be given an opportunity to benefit from increases in the value of the stock of the Company, to secure and retain the services of persons holding or capable of filling such positions, and to provide incentives for such persons to exert maximum efforts on behalf of the Company and thereby promote the long-term interest of the Company, including the growth in value of the Company's equity and enhancement of long-term stockholder value.

Administration

   The 1998 Plan is administered by the Board. The Board has the power to construe and interpret the 1998 Plan and, subject to the provisions of the 1998 Plan, to determine the persons to whom and the dates on which options will be granted, what type of option will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration, and other terms of the option. The Board is authorized to delegate administration of the 1998 Plan to a committee or committees composed of one or more members of the Board and has delegated such administration to the Compensation Committee (the "Committee"). The Committee has the powers to administer the 1998 Plan subject to such limitations as the Board provides. As used herein with respect to the 1998 Plan, where appropriate, the term "Board" refers to the Compensation Committee.

   In order to maximize the Company's ability to recognize a business expense deduction under Section 162(m) of the Code in connection with compensation recognized by "covered employees" (defined in Section 162(m) as the chief executive officer and other four most highly compensated officers), the regulations under Section 162(m) require that the directors who serve as members of the Committee responsible for administering the 1998 Plan with respect to these covered employees must be "outside directors." The 1998 Plan provides that in the discretion of the Board, a committee may consist solely of two or more "outside directors," in accordance with Code Section 162(m), or solely of two or more "non-employee directors," in accordance with Rule 16b-3. The Committee composition as described above currently consists of three outside, non-employee directors.

Eligibility

   Employees, officers, directors, and consultants of the Company and its affiliates are eligible to receive stock option grants under the 1998 Plan. As of the record date, approximately 150 employees and 10 directors were eligible for awards under the 1998 Plan.

   The 1998 Plan provides for the grant of incentive stock options ("ISOs") and nonstatutory stock options ("NSOs"). ISOs granted under the 1998 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). NSOs granted under the 1998 Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of the various awards included in the 1998 Plan.

   ISOs may be granted under the 1998 Plan to employees (including officers) of the Company and any affiliates. Employees (including officers), directors, and consultants of the Company are all eligible to receive NSO awards under the 1998 Plan.

   ISOs granted to a 10% stockholder (i.e. an employee who, at the time of the grant, owns or is deemed to own, stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company) must have an exercise price at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For ISOs granted under the 1998 Plan, the aggregate fair market value determined at the time of grant of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates), may not exceed $100,000.

   In order to ensure that the Company will be able to deduct for tax purposes the compensation attributable to the exercise of options granted under the 1998 Plan, the Company has included in the 1998 Plan a provision limiting the maximum number of shares of Common Stock that may be covered by stock options issued under the 1998 Plan to one individual for any consecutive three calendar years to 750,000.

Stock Subject to the Plan

   The maximum number of shares of Common Stock that may be issued pursuant to options granted under the 1998 Plan is 3,000,000 shares. Approval of Proposal 2 at the Annual Meeting of Stockholders on May 23, 2002 will increase this amount to 4,900,000 shares. Any shares of stock granted under the 1998 Plan that are forfeited because of the failure to meet an option grant contingency or condition shall again be available for delivery pursuant to new grants. To the extent any shares of stock covered by a grant are not delivered to an optionee because the award is forfeited or canceled, or the shares of stock are not delivered because the award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the 1998 Plan. If the exercise price of any option granted under the 1998 Plan is satisfied by tendering shares of stock of the Company, only the number of shares of stock issued net of the shares of stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of stock available for delivery under the 1998 Plan. Shares of stock delivered under the 1998 Plan in settlement, assumption, or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of shares of stock available for delivery under the 1998 Plan, to the extent that such settlement, assumption, or substitution is a result of the Company or an affiliate acquiring another entity (or an interest in another entity).

Terms of the Options

   The following is a description of the permissible terms of options under the 1998 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

   Exercise Price, Payment. The exercise price of option grants under the 1998 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases with respect to ISOs (see "Eligibility" above) may not be less than 110% of such fair market value.

   The exercise price of options granted under the 1998 Plan may be paid either:

  (1) in cash at the time the option is exercised;

  (2) by delivery of other Common Stock of the Company held by the Optionee for at least six months or a combination of cash and already owned Common Stock;

  (3) pursuant to a deferred payment arrangement;

  (4) pursuant to a broker-assisted exercise same-day sales program;

  (5) in any other form of legal consideration acceptable to the Board; or

  (6) any combination of the above.

   Exercise Price, No Repricing. Except for certain adjustments due to corporate transactions (see "Adjustment Provisions" and "Effect of Certain Corporate Events" below), the exercise price for any stock option grant under the 1998 Plan may not be decreased after the grant of such stock option, and a stock option may not be surrendered as consideration in exchange for the grant of a new stock option with a lower exercise price.

   Option Exercise. Options granted under the 1998 Plan may become exercisable ("vest") in cumulative increments as determined by the Board. The Board has the power to accelerate the time during which an option may be exercised, and options granted may contain provisions for accelerated vesting upon specified events or conditions. In addition, options granted under the 1998 Plan may permit exercise prior to vesting, but in such event, the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the employ of the Company before vesting. To date, options granted under the 1998 Plan generally become exercisable at the rate of 28% of the shares subject to the option vest at the end of the first year and 2% of the shares vest monthly thereafter.

   Term. The maximum term of ISOs and NSOs under the 1998 Plan is ten years, except that in certain cases (see "Eligibility") the maximum term of ISOs is five years. ISO status terminates three months after termination of the optionee's employment with the Company or association as director or affiliate of the Company, unless (a) such termination is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while serving, or within a three-month period of having served the Company or any affiliate of the Company, in which case the option may, but need not, be exercisable (to the extent that the option was exercisable at the time of the optionee's death) within twelve months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provide otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting relationship.

   Adjustment Provisions. If there is any change in the Common Stock subject to the 1998 Plan or subject to any award granted under the 1998 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1998 Plan and awards outstanding thereunder will be appropriately adjusted as to the type of security and the maximum number of shares subject to such plan, the maximum number of shares which may be granted to an employee during any calendar year, and the type of security, number of shares and price per share of stock subject to such outstanding awards in order to preserve (or prevent enlargement of) the benefits or potential benefits intended at the time of the grant.

   Effect of Certain Corporate Transactions. The 1998 Plan provides that, in the event of a specified type of merger or other corporate reorganization, the time during which options outstanding under the Plan become vested shall be accelerated and all outstanding Options shall become immediately exercisable upon such event. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

   Duration, Amendment, and Termination. The Board may suspend or terminate the 1998 Plan without stockholder approval or ratification at any time or from time to time. The Board may also amend the 1998 Plan at any time or from time to time. However, no such amendment will be effective unless necessary in order for the 1998 Plan to satisfy or continue to satisfy Sections 422 and/or 162(m) of the Code, if applicable, Rule 16b-3, and/or Nasdaq or other securities exchange listing requirements, or if such amendment would increase the number of shares issuable under the 1998 Plan or decrease the minimum stock option exercise price set forth in the 1998 Plan or permit repricing outstanding options. The Board may submit any other amendment to the 1998 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

   Restriction on Transfer. Except as otherwise provided by the Board, awards under the 1998 Plan are not transferable other than as designated by the participant by will or by the laws of descent and distribution. In general, ISOs may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by the optionee. NSOs may not be transferred except when transfer to a family member or related trust or partnership is authorized by express provision of the option grant agreement, by will or by the laws of descent and distribution or pursuant to a domestic relations order satisfying the requirements of Rule 16b-3 and, during the lifetime of the optionee, may be exercised only by the optionee, a valid family member, or a transferee pursuant to a domestic relations order.

Federal Income Tax Information

   Incentive Stock Options. ISOs under the 1998 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

   There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an ISO. However, the exercise of an ISO may increase the optionee's alternative minimum tax liability, if any.

   If an optionee holds stock acquired through exercise of an ISO for at least two years from the date on which the option is granted and at least one year from the date of exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss which will be long-term or short-term depending on whether the stock was held for more than one year. Long-term capital gains currently are generally subject to lower tax rates than ordinary income. The capital gains rate for capital assets held for eighteen months or more for federal income tax purposes is currently 20% while the maximum rate for capital assets held for one year and less than eighteen months is 28%. The maximum ordinary income rate is effectively 39.1% at the present time. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

   To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

   Nonstatutory Stock Options. NSOs granted under the 1998 Plan generally have the following federal income tax consequences: There are no tax consequences to the optionee or the Company by reason of the grant of an NSO. Upon exercise of an NSO, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wages an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

   Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to awards under the 1998 Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

   Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m) of the Code, compensation attributable to stock options will qualify as performance-based compensation, provided that: (a) the stock award plan contains a per-employee limitation on the number of shares for which stock options may be granted during a specified period; (b) the per-employee limitation is approved by the stockholders; (c) the award is granted by a compensation committee comprised solely of "outside directors;" and (d) the exercise price of the award is no less than the fair market value of the stock on the date of grant.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

                                  PROPOSAL 3
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors has selected KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2002, and has further directed that management submit the selection of KPMG as independent public auditors for ratification by the stockholders at the Annual Meeting. KPMG has audited the Company's financial statements since the Company's inception in 1986. Representatives of KPMG are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

  . Audit Fees. KPMG served as independent auditors to the Company for the fiscal year ended December 31, 2001. Fees for the audit of the Company's 2001 annual financial statements and reviews of our quarterly financial statements included in our reports on Form 10-Q for 2001 were $85,000.

  . Financial Information Systems Design and Implementation Fees. No services were performed by, and no fees were incurred to KPMG in connection with financial information systems design and implementation projects for 2001.

  . All Other Fees. The aggregate fees invoiced to the Company by KPMG for all other services for 2001 were $295,000. All other services consist of audit-related fees of $66,000 and tax compliance and consulting fees of $229,000. Audit-related fees consisted primarily of review of registration statements and issuance of consents. Tax consulting fees arose primarily from tax planning for operations in the U.S. and Canada.

   Stockholder ratification of the selection of KPMG as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time if the Board determines that such a change would be in the best interests of the Company and its stockholders.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3

                       REPORT OF THE AUDIT COMMITTEE (1)
                                   for 2001

   The Audit Committee of the Board is responsible for, among other things, considering the appointment of the independent auditors for the Company, reviewing with the auditors the plan and scope of the audit and audit fees, monitoring the adequacy of reporting and internal controls, and meeting periodically with independent auditors. Under the rules of the National Association of Securities Dealers, all of the members of the Audit Committee are independent.

   In connection with the December 31, 2001 audited financial statements, the Audit Committee (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61; and (3) received the written disclosures and the letter from the independent accountants required by Independence Standards Board Statement No. 1 and considered the compatibility of non-audit services with the auditor's independence. The Committee also met with the Company's Chief Financial Officer and the Company's Controller and utilized such services of the Company as the Committee thought reasonably necessary. Based upon all these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

                                          The Audit Committee

                                          Joseph Klein, III, Chairman
                                          Thomas N. Parks
                                          Edward Rygiel
--------

(1) This Report of the Audit Committee shall not be deemed incorporated by reference in previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference in any such document.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the ownership of NPS common stock as of April 9, 2001 by: (a) all those known by the Company to be beneficial owners of more than five percent of the Company's common stock; (b) each current director and nominee for director; (c) each of the executive officers named in the Summary Compensation Table; and (d) all executive officers and directors of the Company as a group.

                                                         Amount of
 Name and Address of Beneficial Owner (unless otherwise  Beneficial Percent of
                         noted)                          Ownership  Total (1)
 ------------------------------------------------------  ---------- ----------
T. Rowe Price Associates, Inc. (2)...................... 2,957,550     9.77%
 100 East Pratt Street
 Baltimore, MD 21202

Zurich Scudder Investments, Inc......................... 1,808,100     5.97%
 345 Park Avenue
 New York, NY 10154

Wellington Management Company, LLP...................... 1,662,809     5.49%
 75 State Street
 Boston, MA 02109

Morgan Stanley Dean Witter & Co......................... 1,535,956     5.07%
 1585 Broadway
 New York, NY 10036

Hunter Jackson, Ph.D. (3)...............................   602,088     1.97%

Thomas N. Parks, Ph.D. (4)..............................   338,498     1.12%

Calvin R. Stiller (5)...................................   259,149        *

Thomas B. Marriott, Ph.D. (6)...........................   170,674        *

John R. Evans (7).......................................   148,990        *

N. Patricia Freston, Ph.D. (8)..........................    79,680        *

Donald E. Kuhla, Ph.D. (9)..............................    54,720        *

Robert K. Merrell (10)..................................    47,960        *

Peter Tombros (11)......................................    30,620        *

Edward K. Rygiel (12)...................................    30,470        *

Joseph Klein, III (13)..................................    23,220        *

David L. Clark (14).....................................    15,457        *

Santo J. Costa, J.D. (15)...............................    12,220        *

James G. Groninger (16).................................     5,680        *

All directors and executive officers as a group (17).... 2,215,751     7.08%

--------
* Means less than 1%.

  The above table is based upon information supplied by officers, directors, and principal stockholders and Schedules 13D and 13G filed with the Commission. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities.

  Except as set forth herein, the address of the persons set forth above is the address of the Company appearing elsewhere in this Proxy Statement.

 (1) The number of shares of common stock issued and outstanding on April 9, 2002 was 30,277,131 shares, which amount includes 422,146 exchangeable shares. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of common stock issued and outstanding at April 9, 2002, plus shares of common stock subject to options held by such person at April 9, 2002 and exercisable within 60 days thereafter. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below.
 (2) These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
 (3) Includes 239,286 shares held in a trust and 2 shares held by Dr. Jackson's children, of which he disclaims beneficial ownership. Also includes 362,800 shares subject to options exercisable within 60 days of April 9, 2002.
 (4) Includes 10,000 shares held in a trust of which Dr. Parks disclaims beneficial ownership. Also includes 26,220 shares subject to options exercisable within 60 days of April 9, 2002.
 (5) Includes 240,443 shares held by Canadian Medical Discoveries Fund, of which Dr. Stiller disclaims beneficial ownership. Also includes 15,906 shares subject to options exercisable within 60 days of April 9, 2002.
 (6) Includes 5,041 shares held by spouse of which Mr. Marriott disclaims beneficial ownership. Also includes 152,400 shares subject to options exercisable within 60 days of April 9, 2002.
 (7) Includes 19,791 shares subject to options exercisable within 60 days of April 9, 2002.
 (8) Includes 56,300 shares subject to options exercisable within 60 days of April 9, 2002.
 (9) Includes 17,220 shares subject to options exercisable within 60 days of April 9, 2002.
(10) Includes 42,960 shares subject to options exercisable within 60 days of April 9, 2002.
(11) Includes 19,020 shares subject to options exercisable within 60 days of April 9, 2002.
(12) Includes 26,270 shares subject to options exercisable within 60 days of April 9, 2002.
(13) Includes 23,220 shares subject to options exercisable within 60 days of April 9, 2002.
(14) Includes 11,800 shares subject to options exercisable within 60 days of April 9, 2002.
(15) Includes 11,220 shares subject to options exercisable within 60 days of April 9, 2002.
(16) Includes 2,000 shares owned by spouse of which Mr. Groninger disclaims beneficial ownership. Also includes 1,380 shares subject to options exercisable within 60 days of April 9, 2002.
(17) Includes 18 people. An aggregate of 1,031,552 shares are subject to options held by such 18 people and exercisable within 60 days of April 9, 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of the Company's common stock, to file with the Commission reports of ownership and changes in ownership of NPS common stock. Officers, directors, and greater than 10% stockholders are required by the Commission to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, during the fiscal year ended December 31, 2001, the Company believes that all reporting persons complied with all applicable
Section 16(a) filing requirements except that one report, covering three transactions, was filed late by Mr. David L. Clark; and one transaction was filed late by Mr. Donald E. Kuhla.

                            EXECUTIVE COMPENSATION

Compensation of Directors

   The Company's directors do not currently receive any cash compensation for service on the Board or any Committee thereof. Outside directors are reimbursed for out-of-pocket expenses in connection with attendance at Board and Committee meetings. Directors are eligible to receive stock options under the Directors' Plan described under Proposal 2 and stock bonuses under the Non-Employee Directors' Stock Bonus Program described below.

 Non-Employee Directors' Stock Bonus Program

   In December 1994, the Board adopted the Non-Employee Directors' Stock Bonus Program under the 1994 Equity Incentive Plan (Stock Bonus Program). Under the Stock Bonus Program, non-employee directors are eligible to receive grants of shares of common stock for attendance at Board and Committee meetings. The Stock Bonus Program provides each Non-Employee Director of the Company with a non-discretionary award of 200 shares of common stock for each Board meeting attended, and, through December 31, 2000, 200 shares of common stock per year for serving on a Board Committee. Beginning in January 2001, this same formula remains in effect except that each non-employee director will receive 200 shares of common stock for each committee meeting attended and no shares for membership on such committee. A total of 18,400 shares were granted under the Stock Bonus Program for meetings attended in 2001.

   The right to receive awards under the Stock Bonus Program is generally non-transferable. The stock awards are usually made during the first quarter of each year for Board activities during the previous year. Non-employee directors entitled to stock bonus awards shall not possess any rights of a stockholder of the Company until such shares are delivered to the non-employee director. Unless otherwise terminated by the Board, the Stock Bonus Program terminates in January 2004.

Compensation of Executive Officers

   The following table shows for the fiscal years ended December 31, 2001, December 31, 2000, and December 31, 1999, certain compensation awarded, paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers (the "Named Executive Officers"):

                          Summary Compensation Table

                                                                                      Long-Term
                                                                                     Compensation
                                                            Annual Compensation         Stock
                                                         -------------------------     Options
              Name and Principal Position                Year Salary ($) Other ($)    Granted(#)
              ---------------------------                ---- ---------- ---------   ------------
Hunter Jackson, Ph.D.................................... 2001  383,300    149,122(1)    40,000
 Chief Executive Officer, President and                  2000  309,642    152,620(2)    40,000
 Chairman of the Board                                   1999  275,619      4,800(3)    40,000

David L. Clark.......................................... 2001  214,808      5,100(3)    20,000
 Vice President, Operations                              2000  169,703      5,100(3)    20,000
                                                         1999  119,654      3,590(3)    20,000

N. Patricia Freston, Ph.D............................... 2001  197,631      5,100(3)    20,000
 Vice President, Human Resources                         2000  158,242      5,100(3)    20,000
                                                         1999  151,793      4,584(3)    20,000

Thomas B. Marriott, Ph.D................................ 2001  218,181      5,100(3)    20,000
 Vice President, Development Research                    2000  197,404      5,100(3)    20,000
                                                         1999  189,757      4,800(3)    20,000

Robert K. Merrell....................................... 2001  214,631      5,100(3)    20,000
 Vice President, Finance, Chief Financial                2000  161,538      5,100(3)    20,000
 Officer, and Treasurer                                  1999  155,272      4,800(3)    24,000

--------
(1) Represents payments by the Company in 2001 for expenses incurred in connection with Dr. Jackson's relocation to Salt Lake City, Utah, including moving, transportation, legal, and tax services, and costs incurred by Dr. Jackson in connection with selling his residence in Toronto and purchasing a residence in Salt Lake City ($144,022); and 401(k) Company match ($5,100).
(2) Represents payments by the Company in 2000 for expenses incurred in connection with Dr. Jackson's relocation to Toronto, Canada, including moving, transportation, legal and tax services, and costs incurred by Dr. Jackson in connection with selling his prior residence and purchasing a residence in Toronto ($147,520); and 401(k) Company match ($5,100).
(3) 401(k) Company match

 1987 Stock Option Plan

   The 1987 Stock Option Plan (1987 Plan) was adopted in June 1987. The purposes of the 1987 Plan were to attract and retain qualified personnel, to provide additional incentives to employees, officers, advisors, directors, and consultants of the Company, and to promote the success of the Company's business. No options have been granted under the 1987 Plan since December 1993, and the Company will not make any future grants under the 1987 Plan. As of December 31, 2001, options to purchase a total of 1,176,442 shares of common stock had been exercised for cash and services under the 1987 Plan at a weighted average exercise price of $0.92 per share. As of December 31, 2001, options to purchase a total of 132,500 shares of common stock were outstanding, with an exercise price of $2.00 per share.

   Options granted under the 1987 Plan generally became exercisable at a rate of one-third of the shares subject to the option vest on the first anniversary of the option grant and one-third of the remaining shares subject to the option vest on each of the second and third anniversary dates of the option grant. In the event of a change in control transaction, all outstanding, unvested options shall vest and become immediately exercisable. The maximum term of a stock option under the 1987 Plan was ten years; however, if the optionee at the time of grant had voting power over more than ten percent of the Company's outstanding capital stock (a "10% Holder"), the maximum term of any ISO granted under the 1987 Plan was five years. The aggregate fair market value of the stock with respect to which ISOs are exercisable for the first time by an optionee in any calendar year may not exceed $100,000. The exercise prices of ISOs granted under the 1987 Plan were at least equal to 100%, 110% with respect to 10% Holders, of the fair market value of the stock subject to the option on the date of grant. Although no minimum exercise price of NSOs was required under the 1987 Plan, the exercise price of NSOs previously granted under the 1987 Plan generally has been at least equal to the fair market value of the stock subject to the option on the date of the grant. Any option that is exercisable at the time of grant and which expires no sooner than three years from the grant date is subject to an option exercise price equal to the fair market value of the option on the grant date.

 1994 Equity Incentive Plan

   In January 1994, the Board adopted the 1994 Equity Incentive Plan (1994
Plan), which was subsequently approved by the stockholders in February 1994. Under the 1994 Plan, 1,702,503 shares have been authorized for issuance. The purposes of the 1994 Plan are to attract and retain qualified personnel, to provide additional incentives to employees, officers, directors, and consultants of the Company and its affiliates and to promote the success of the Company's business. Under the 1994 Plan, the Company may grant NSOs to employees, officers, directors, and consultants to the Company and its affiliates, and may grant ISOs to employees of the Company and its affiliates. As of December 31, 2001, options to purchase a total of 797,520 shares of common stock had been exercised for cash and services under the 1994 Plan at a weighted average exercise price of $8.77 per share. As of December 31, 2001 options to purchase 625,949 shares of common stock were outstanding with exercise prices ranging from $3.00 to $32.13 per share, and a weighted average exercise price per share of $8.48. As of December 31, 2001, 279,034 shares remain available for future option grants under the 1994 Plan.

   Options granted under the 1994 Plan prior to December 1, 1997, generally become exercisable at a rate of 28% of the shares subject to the option at the end of the first year and 3% of the shares subject to the option at the end of each calendar month thereafter. Options granted under the 1994 Plan after December 1, 1997 generally become exercisable at a rate of 28% of the shares subject to the option at the end of the first year and 2% of the shares subject to the options at the end of each calendar month thereafter. The maximum term of a stock option under the 1994 Plan is ten years; however, if the optionee who is granted an ISO at the time of grant is a 10% Holder, the maximum term of any ISO granted under the 1994 Plan is five years. If an optionee terminates his or her service to the Company, the optionee may exercise only those option shares vested as of the date of termination and must effect such exercise within three months of termination of service for any reason other than death or disability, one year after termination due to disability, and eighteen months after termination due to death. In the event of a change in control transaction, all outstanding, unvested options shall vest and become immediately exercisable. The aggregate fair market value with respect to which ISOs are exercisable for the first time by an optionee in any calendar year may not exceed $100,000. The exercise price of ISOs granted under the 1994 Plan must be at least 100%, 110% with respect to 10% Holders, of the fair market value of the common stock of the Company on the date of grant. The exercise price of NSOs granted under the 1994 Plan is the fair market value of the Company's common stock on the date of grant or such other exercise price as is set by the Board at the date of grant. Payment of the exercise price may be made in cash or by shares of NPS common stock valued at the fair market value of such shares on the date of exercise or in any other form acceptable to the Board. The 1994 Plan also allows the Company to grant stock bonuses, reload options, rights to purchase restricted stock, and stock appreciation rights. The 1994 Plan may be amended at any time by the Board, although certain amendments require stockholder approval. The 1994 Plan will terminate in January 2004, unless earlier terminated by the Board.

 1998 Stock Option Plan

   A summary of the 1998 Plan is set forth in Proposal 2.

 1994 Employee Stock Purchase Plan

   In January 1994, the Board adopted the 1994 Employee Stock Purchase Plan
(ESPP) which was subsequently approved by the stockholders in February 1994. A total of 90,000 shares are reserved for issuance under the ESPP. Pursuant to Board and stockholder approval this amount was increased to 160,000 shares in 1996 and to 260,000 in 1999. As of December 31, 2001, a total of 186,019 shares of common stock had been purchased under the ESPP at prices from $2.76 to $34.37 per share. During 2001, under the ESPP, executive officers as a group purchased 3,182 shares at an average weighted purchase price of $13.33 per share and all employees (excluding executive officers) as a group purchased 17,631 shares at an average exercise price of $16.89 per share. As of December 31, 2001, 73,981 shares remain available for purchases under the ESPP.

   The purpose of the ESPP is to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. The ESPP provides a means by which employees of the Company and its affiliates may purchase common stock of the company at a discount through accumulated payroll deductions. The rights to purchase common stock granted under the ESPP are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code. The ESPP is implemented by offerings of rights to eligible employees. Eligible participants in the ESPP include all employees, including executive officers who work at least 20 hours per week and are customarily employed by the Company or an affiliate of the Company for at least five months per calendar year. Generally, each offering is of 24 months' duration with purchases occurring every six months. Participants may authorize payroll deductions of up to 15% of their base compensation for the purchase of common stock under the ESPP. The ESPP will terminate in January 2004.

   The following table sets forth each grant of options to purchase common stock made during the year ended December 31, 2001 to each of the Named Executive Officers. Grants of options to each of the Named Executive Officers were made under the 1998 Plan:

                             OPTION GRANTS IN 2001

                                                                          Potential
                                                                     Realizable Value at
                                                                       Assumed Annual
                                                                       Rates of Stock
                         Securities % of Total  Exercise             Price Appreciation
                         Underlying   Options    or Base             for Option Term (2)
                          Options   Granted in    Price   Expiration -------------------
          Name            Granted   Fiscal Year Per Share  Date (1)     5%       10%
          ----           ---------- ----------- --------- ----------    --    ----------
Hunter Jackson..........   40,000      5.77%     $29.53    6/1/2011  $742,850 $1,882,529
David L. Clark..........   20,000      2.88%     $29.53    6/1/2011  $317,425 $  941,264
N. Patricia Freston.....   20,000      2.88%     $29.53    6/1/2011  $371,425 $  941,264
Thomas B. Marriott......   20,000      2.88%     $29.53    6/1/2011  $371,425 $  941,264
Robert K. Merrell.......   20,000      2.88%     $29.53    6/1/2011  $371,425 $  941,264

--------
(1) These options have a ten-year term, subject to earlier termination upon death, disability, or termination of employment.
(2) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

   The following table sets forth information for fiscal year ended December 31, 2001 with respect to (a) the exercise of stock options by the Named Executive Officers in 2001; (b) the number of unexercised options held by the Named Executive Officers as of December 31, 2001; and (c) the value of unexercised in-the-money options as of December 31, 2000.

         AGGREGATED OPTION EXERCISES IN 2001 AND YEAR-END VALUE TABLE

                                                  Number of Unexercised     Value of In-the-Money
                           Shares      Value             Options                 Options (2)
                          Acquired    Realized  ------------------------- -------------------------
          Name           On Exercise    (1)     Exercisable Unexercisable Exercisable Unexercisable
          ----           ----------- ---------- ----------- ------------- ----------- -------------
Hunter Jackson..........        0    $        0   338,400      91,600     $10,848,095  $1,930,330
David L. Clark..........   42,297    $1,266,149     5,653      44,650     $   156,359  $  928,739
N. Patricia Freston.....    7,762    $  156,399    59,688      46,950     $ 1,748,367  $1,001,591
Thomas B. Marriott......    8,000    $  192,000   144,200      45,800     $ 4,473,110  $  965,165
Robert K. Merrell.......   32,000    $  912,983    30,280      47,720     $   863,202  $1,030,061

--------
(1) Value realized is based on the fair market value of NPS common stock on the date of exercise (the closing sales price reported on the Nasdaq National Market on such date) minus the exercise price, and does not necessarily indicate that the optionee sold such stock.
(2) Represents the difference between the option exercise price and the closing price of NPS common stock as reported on the Nasdaq National Market on December 31, 2001 ($38.30) times the corresponding number of shares. On April 9, 2002 the closing price of the Company's common stock was $30.35 as reported on the Nasdaq National Market.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Consulting Agreement with Plexus

   Dr. Kuhla, one of our directors since 1991, was a Vice President of Plexus Ventures from February 1994 through June 1998. We had a consulting agreement with Plexus through December 31, 1995, under which Plexus assisted us with our efforts to establish a collaboration for our hyperparathyroidism program. In December 2001 Plexus earned $60,000 in fees as a result of a milestone payment by Amgen to NPS for the commencement of a Phase III clinical trial with AMG
073. Plexus may earn an additional $340,000 in fees as we receive payments from Amgen. We also granted Plexus an option to purchase 20,000 shares of our common stock at $10.50 per share, with vesting contingent on milestone payments from Amgen. All options are now vested as a result of the Amgen milestone payment earned in December 2001. Dr. Kuhla holds a one-third interest in Plexus.

Pharmaceutical Services Agreement with MDS

   Dr. Evans, a director and vice-chairman of our board since December 1999, is a director of MDS, Inc. In addition, Mr. Rygiel, a director since December 1999 is Executive Vice President of MDS, Inc. MDS is an international health and life sciences company. By and through its subsidiaries, it provides drug discovery and development services, including contract research services related to preclinical studies and clinical trials. We have contracted with MDS to provide such services for our clinical trials with ALX1-11. In 2001, we paid MDS approximately $663,164 for such services.

Indemnification Agreements

   The Company's policy is to enter into agreements with each of its directors and executive officers providing for the indemnification of such persons to the fullest extent permitted by law for any liability they may incur by reason of their service as officers and/or directors to the Company. The Company has entered into indemnity agreements with each of its directors and executive officers.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Mr. Tombros, Mr. Costa, Dr. Evans, and Mr. Groninger served on the Compensation Committee during the fiscal year 2001. No officer or employee of the Company sits on the Compensation Committee. No member of the Compensation Committee has at any time been an officer or employee of the Company. Mr. Groninger is a brother-in-law of Dr. Jackson, the Company's Chief Executive Officer, President and Chairman of the Board. Mr. Groninger abstains from participating in the determination of the proper compensation package for Dr. Jackson.

Pharmaceutical Services Agreement with MDS

   Dr. Evans, a director and vice-chairman of our board since December 1999, is a director of MDS, Inc. In addition, Mr. Rygiel, a director since December 1999 is Executive Vice President of MDS, Inc. MDS is an international health and life sciences company. By and through its subsidiaries, it provides drug discovery and development services, including contract research services related to preclinical studies and clinical trials. We have contracted with MDS to provide such services for our clinical trials with ALX1-11. In 2001, we paid MDS approximately $663,164 for such services.

                    REPORT OF THE COMPENSATION COMMITTEE(1)
                                   for 2001

   The Compensation Committee (the "Committee") evaluates the performance of management and determines compensation policies and levels for the Company's chief executive officer and the other executive officers of the Company. This report describes the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the year ended December 31, 2001. During 2001, the Committee consisted of four directors, each of whom is an independent, non-employee director.

Compensation Policy

   The Committee believes that it is critical to the Company's success that the Company utilizes programs designed to attract, retain, and motivate highly talented and team oriented employees at all levels. Compensation programs are also designed to encourage the attainment of corporate objectives on a collective effort. In an effort to set appropriate levels of compensation for the executive officers, the Committee utilizes the advice of compensation consultants engaged by the Company and reviews the result of an annual compensation survey of similarly situated biotechnology/biopharmaceutical companies.

   Executive compensation includes a combination of cash, in the form of a fixed salary, and long-term incentive compensation, in the form of stock options that vest over time. The Company has rarely granted individual cash bonuses or options contingent on stated events for individual executives and the Company does not have a formal bonus program in place.

Salaries

   Base salaries represent the fixed component of the Company's executive compensation package. They are designed to compensate executive officers competitively at levels necessary to attract and retain qualified executives in our industry. Salary compensation is determined by evaluating the compensation of executives in similar positions in peer biotechnology and pharmaceutical companies, the level of experience of the particular executive officer, and the executive officer's specific responsibilities. The Committee also evaluates individual performance and the achievement of Company objectives in determining base salaries for the executive officers.

   The Committee also receives the recommendation of the Company's CEO concerning salary for each executive as part of a general company-wide salary assessment performed by Company management.

Long-Term Incentives

   The Company seeks to encourage the long-term retention of executive officers by equity purchase programs and equity-based compensation. The executive officers are eligible to participate in the Company's Employee Stock Purchase Plan, and participating executives receive the price discount allowed by applicable laws and regulations. Additionally, all executive officers are eligible to participate in the Company's 401(k) retirement plan. Beginning in 1999, the Company contributed to each executive officer's 401(k) account at the rate of 50% of the employee's direct contribution up to a maximum contribution by the Company of the lesser of 3% of the employee's salary, or $5,100 for the year 2001.

   Potentially, the most valuable long-term incentive compensation is the granting of stock options. The granting of stock options at all levels of the Company is an integral part of the Company's compensation philosophy and policy. The Committee believes that options vesting over a period of years align the interests of the employees with the long-term interests of the Company and its stockholders. Executives received grants vesting over four years and generally in the same amounts as for prior years. Customarily, the grants to all Vice Presidents have been in the same amounts with variations based on subjective factors and upon the recommendation of the CEO.

CEO Evaluation and Compensation

   The Chief Executive Officer was a founder of the Company in 1986 and has served in that capacity since then. In order to determine the appropriate salary increase and stock option grant for the Chief Executive Officer, the Compensation Committee considered the salaries of other chief executive officers in the biotechnology industry, the results of the formal evaluation of the CEO and Company accomplishments in 2001. The following developments also were considered: Dr. Jackson's overall leadership of the Company as President, CEO, and Chairman of the Board; the overall status and progress of the Company's strategic partnerships; the continued progress of NPS compounds in discovery and in the clinic. In December 2001, the Committee recommended that Dr. Jackson's salary remain constant for 2002. In lieu of a base salary increase, additional stock options will be available, tied to the satisfactory completion of goals that were set by the Committee.

Policy Regarding Deductibility

   We are required to disclose our policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Code, which provides that, for purposes of regular income tax and the alternative minimum tax, the allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation is limited to no more than $1 million per year. We do not anticipate that compensation payable to any executive officer will exceed $1 million for fiscal year 2002. The Committee will continue to evaluate the advisability of qualifying the deductibility of such compensation in the future.

                                          Compensation Committee

                                          Peter Tombros, Chairman
                                          Santo J. Costa
                                          John R. Evans
                                          James G. Groninger

April 2002

                    PERFORMANCE MEASUREMENT COMPARISON (1)

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
          AMONG NPS PHARMACEUTICALS, INC., THE NASDAQ STOCK MARKET-US
                  INDEX AND THE NASDAQ PHARMACEUTICALS INDEX

                                    [CHART]

Measurement Period                   NPS                NASDAQ               NASDAQ
(Fiscal Year Covered)        Pharmaceuticals, Inc.  Stock Market-US    Pharmaceuticals Index
---------------------        ---------------------  ---------------    ---------------------
Measurement Pt-
Dec-1996                           $100                  $100                 $100
Jun-1997                             88                   112                  102
Dec-1997                             70                   122                  103
Jun-1998                             65                   147                  104
Dec-1998                             70                   173                  131
Jun-1999                             60                   212                  146
Dec-1999                            111                   321                  247
Jun-2000                            257                   313                  336
Dec-2000                            436                   193                  308
Jun-2001                            365                   170                  283
Dec-2001                            348                   153                  262

*$100 INVESTED ON 12/31/96 IN STOCK OR INDEX, INCLUDING REINVESTMENT OF DIVIDENDS FISCAL YEAR ENDING DECEMBER 31.
--------
(1) The "Compensation Committee Report" and the "Performance Measurement Comparison" chart are not "soliciting material," are not deemed filed with the Commission and are not incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act. Whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

                                 OTHER MATTERS

   The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ James U. Jensen

                                          James U. Jensen,
                                          Secretary

April 19, 2002


    A copy of the Company's Annual Report on Form
    10-K for the fiscal year ended December 31, 2001 is available without charge upon written request to:

                 NPS Pharmaceuticals, Inc.
                 Attn: Investor Relations
                 420 Chipeta Way
                 Salt Lake City, Utah 84108

                           NPS PHARMACEUTICALS, INC.
                1994 Non-Employee Directors' Stock Option Plan
            (as Amended by the Board of Directors on March 8, 2002)

1. Purpose

   1.1 The purpose of the 1994 Non-Employee Directors' Stock Option Plan (the "Plan") is to provide a means by which each director of NPS Pharmaceuticals, Inc. (the "Company") who is not otherwise an employee of the Company or of any Affiliate of the Company (each such person being hereafter referred to as a "Non-Employee Director") will be given an opportunity to purchase stock of the Company.

   1.2 The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

   1.3 The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2. Administration

   2.1 The Plan shall be administered by the Board of Directors of the Company (the "Board") unless and until the Board delegates administration to a committee, as provided in subparagraph 2.2.

   2.2 The Board may delegate administration of the Plan to a committee composed of not fewer than two members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3. Shares Subject To The Plan

   3.1 Subject to the provisions of paragraph 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate three hundred sixty thousand (360,000) shares of the Company's common stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

   3.2 The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4. Eligibility

   4.1 Options shall be granted only to Non-Employee Directors of the Company.

5. Non-discretionary Grants

   5.1 Each person who is, after the date of approval of the Plan by the Board elected for the first time to be a Non-Employee Director shall, upon the date of his initial election to be a Non-Employee Director by the Board or stockholders of the Company, be granted an option to purchase 15,000 shares of common stock of the Company on the terms and conditions set forth herein.

   5.2 On December 1, of each year, commencing with December 1, 1994, each person who is then a Non-Employee Director and has been a Non-Employee Director for at least three months, shall be granted an option to purchase 3,000 shares of common stock of the Company on the terms and conditions set forth herein.

6. Option Provisions

   Each option shall contain the following terms and conditions:

   6.1 The term of each option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date 10 years from the date of grant ("Expiration Date"). If the optionee's service as a Non-Employee Director of the Company or as an employee of or consultant to the Company or any Affiliate of the Company, terminates for any reason or for no reason, the option shall terminate on the earlier of the Expiration Date or the date 12 months following the date of termination of service; provided, however, that if such termination of service is due to the optionee's death, the option shall terminate on the earlier of the Expiration Date or 18 months following the date of the optionee's death. In any and all circumstances, an option may be exercised following termination of the optionee's service as a Non-Employee Director of the Company only as to that number of shares as to which it was exercisable on the date of termination of such service under the provisions of subparagraph 6.5.

   6.2 The exercise price of each option shall be 100% of the fair market value of the stock subject to such option on the date such option is granted.

   6.3 Payment of the exercise price of each option is due in full in cash upon any exercise; the optionee may elect to make payment of the exercise price under one of the following alternatives:

     6.3.1 Payment of the exercise price per share in cash at the time of exercise; or

     6.3.2 Provided that at the time of the exercise the Company's common stock is publicly traded and quoted regularly in the Wall Street Journal:
  (a) payment by delivery of shares of common stock of the Company already owned by the optionee and owned free and clear of any liens, claims, encumbrances or security interests, which common stock shall be valued at its fair market value on the date of exercise; or (b) through surrender of shares of common stock available for exercise under the option, which common stock shall be valued at its fair market value on the date of exercise and owned free and clear of any liens, claims, encumbrances, or security interests.

     6.3.3 Payment by a combination of the methods of payment specified in subparagraphs 6.3.1 and 6.3.2 above.

   Notwithstanding the foregoing, this option may be exercised pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company prior to the issuance of shares of the Company's common stock.

   6.4 The Board or Committee may, in its discretion, authorize all or a portion of the Nonstatutory Stock Options to be granted to an Optionee to be on terms that permit transfer by such Optionee to (a) the spouse, children or grandchildren of the Optionee ("Immediate Family Members"), (b) a trust or trusts for the exclusive benefit of such Immediate Family members, or (c) a partnership in which such Immediate Family Members are the only partners, provided that (i) there may be no consideration or any such transfer, (ii) the stock option agreement pursuant to which such Options are granted must expressly provide for transferability in a manner consistent with this Section, (iii) subsequent transfers of transferred options shall be prohibited except those occurring by will or the laws of descent and distribution, and
(iv) the Options shall continue to be subject to all the terms and conditions that applied prior to transfer in the same manner and to the same extent as non-transferred options, including Sections 6.5 Vesting; 6.6 Securities Law Compliance. The Options shall be exercisable by the transferee only to the extent, and for the periods specified in such sections. The Company expressly disclaims any obligation to provide notice to a transferee of the termination of the Option.

   Unless transfer by an Optionee is specifically provided for in the Option Agreement, a Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder (a "QDRO"), and shall be exercisable during the lifetime of the person to whom the Statutory Stock Option is granted only by such person or any transferee pursuant to a QDRO.

   6.5 The option shall become exercisable in installments from the date of grant at the rates set forth below. Twenty-eight percent of the shares shall vest at 5:00 p.m., Mountain Standard Time ("MST"), on the first anniversary of the date of grant and three percent of the remaining shares shall vest at 5:00 p.m. MST, on each monthly anniversary date thereafter (i.e., grant date December 1, 1999, 28% vest at 5:00 p.m. MST on December 1, 2000 MST, and 3% vest at 5:00 p.m. MST on the 1st day of each month thereafter), provided that the optionee has, during the entire period prior to such vesting date, continuously served as a Non-Employee Director or as an employee of or consultant to the Company or any Affiliate of the Company, whereupon such option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by that installment.

   6.6 The Company may require any optionee, or any person to whom an option is transferred under subparagraph 6.4, as a condition of exercising any such option: (a) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters; and (b) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (a) the issuance of the shares upon the exercise of the option has been registered under a then-currently-effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (b), as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then-applicable securities laws.

   6.7 Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

7. Covenants Of The Company

   7.1 During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

   7.2 The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan, or any stock issued or issuable pursuant to any such option. If the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options.

8. Use Of Proceeds From Stock

   Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

9. Miscellaneous

   9.1 Neither an optionee nor any person to whom an option is transferred under subparagraph 6.4 shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

   9.2 Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Company or any Affiliate or shall affect any right of the Company, its Board or stockholders or any Affiliate to terminate the service of any Non-Employee Director with or without cause.

   9.3 No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any option reserved for the purposes of the Plan except as to such shares of common stock, if any, as shall have been reserved for him pursuant to an option granted to him.

   9.4 In connection with each option made pursuant to the Plan, it shall be a condition precedent to the Company's obligation to issue or transfer shares to a Non-Employee Director, or to evidence the removal of any restrictions on transfer, that such Non-Employee Director make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.

10. Adjustments Upon Changes In Stock

   10.1 If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options.

   10.2 In the event of: (a) a merger or consolidation in which the Company is not the surviving corporation; (b) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise; or (c) any capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, the time during which Options outstanding under the Plan become vested shall be accelerated and all outstanding Options shall become immediately exercisable upon such event.

11. Amendment of The Plan

   11.1 The Board at any time, and from time to time, may amend the Plan. Except as provided in paragraph 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within 12 months before or after the adoption of the amendment, where the amendment will:

   11.1.1 Increase the number of shares which may be issued under the Plan;

   11.1.2 Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to comply with the requirements of Rule 16b-3); or

   11.1.3 Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to comply with the requirements of Rule 16b-3.

   11.2 Rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by such amendment unless (a) the Company requests the consent of the person to whom the option was granted and
(b) such person consents in writing.

12. Termination Or Suspension Of The Plan

   12.1 The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on midnight, January 6, 2004. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

   12.2 Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

   12.3 The Plan shall terminate upon the occurrence of any of the events described in Section 10.2 above.

13. Effective Date Of Plan; Conditions Of Exercise

   13.1 The Plan shall become effective upon adoption by the Board of Directors, subject to the condition subsequent that the Plan is approved by the stockholders of the Company.

   13.2 No option granted under the Plan shall be exercised or exercisable unless and until the condition of subparagraph 13.1 above has been met.

                           NPS Pharmaceuticals, Inc.

                             1998 STOCK OPTION PLAN
   (reflects all amendments by the Board of Directors through March 8, 2002)

1. General.

   1.1 Purpose. The 1998 Stock Option Plan has been established by the Company to provide a means by which employees, directors, and consultants of the Company and its Affiliates may be given the opportunity to benefit from increases in value of NPS stock through the granting of Options. NPS seeks to
(a) retain the services of present employees, directors, and consultants; (b) secure and retain the services of new employees, directors, and consultants; and (c) provide incentives for such persons to exert maximum efforts for the success of the Company and thereby promote the long-term interest of the Company, including the growth in value of the Company's equity and enhancement of long-term stockholder return.

   1.2 Types of Options. The Company intends that the Options issued under the Plan shall, in the discretion of the Board or any Board Committee (see paragraph 3.2), be either Incentive Stock Options or Nonstatutory Stock Options (defined below).

   1.3 Definitions. Unless otherwise defined, capitalized terms shall have the meaning set forth in Section 2.

2. Definitions.

   2.1 Affiliate means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

   2.2 Board means the Board of Directors of the Company.

   2.3 Code means the Internal Revenue Code of 1986, as amended.

   2.4 Committee means a Committee appointed by the Board in accordance with paragraph 3.2 herein.

   2.5 Company means NPS Pharmaceuticals, Inc., a Delaware corporation.

   2.6 Consultant means any person (including an advisor) engaged by the Company or an Affiliate to render consulting services under arrangements intended to compensate such person for such services. The term "Consultant" shall not include a Director who is paid only a director's fee by the Company or who is not compensated by the Company for services as a Director.

   2.7 Continuous Status as an Employee, Director, or Consultant means the employment or relationship as an Employee, Director, or Consultant is not interrupted or terminated by the Company or any Affiliate. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director, or Consultant shall be considered interrupted in the case of:

     2.7.1 any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed 90 days unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; or

     2.7.2 transfers between locations of the Company or between the Company, Affiliates or its successor.

   2.8 Day of Determination means the date of the occurrence of an event that requires the determination of the Fair Market Value of an award made hereunder.

   2.9 Director means a member of the Board.

   2.10 Disability means total and permanent disability as defined in Section 22(e)(3) of the Code.

   2.11 Employee means any person, including Officers and Directors, employed by the Company or any Affiliate. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

   2.12 Exchange Act means the Securities Exchange Act of 1934, as amended.

   2.13 Fair Market Value means, as of any date, the value of the common stock of the Company as determined as follows:

     2.13.1 If the common stock is listed on any established stock exchange or a national market system, including without limitation, the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, the Fair Market Value of a share of common stock shall be the closing price for such stock on the Day of Determination as quoted on such system as reported in the Wall Street Journal or such other source as the Board deems reliable. In the event the Day of Determination falls on a date that the Nasdaq system is closed, then the Fair Market Value shall be the closing sales price for such stock on the last market trading day prior to the Day of Determination as quoted on such system as reported in the Wall Street Journal or such other source as the Board deems reliable.

     2.13.2 If the common stock is quoted on Nasdaq (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

     2.13.3 In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.

   2.14 Incentive Stock Option (or "ISO") means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

   2.15 Non-Employee Director means a Director who is considered to be a "Non-Employee Director" in accordance with Rule 16b-3(b)(3), or any other applicable rules, regulations or interpretations of the Securities and Exchange Commission.

   2.16 Nonstatutory Stock Option (or "NSO") means an Option not intended to qualify or not eligible to qualify as an ISO or an ISO which, subsequent to its date of grant, no longer qualifies as an ISO under Section 422 of the Code.

   2.17 Officer means a person who is an officer of the Company within the meaning of Section 16a-1(f) of the Exchange Act and the rules and regulations promulgated thereunder.

   2.18 Option means a stock option granted pursuant to the Plan.

   2.19 Option Agreement means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant.

   2.20 Optionee means an Employee, Director, or Consultant who holds an outstanding Option.

   2.21 Outside Director means a Director who is considered to be an "Outside Director" in accordance with Section 162(m) of the Code, or any other applicable Code sections, regulations, or interpretations of the IRS.

   2.22 Plan means this 1998 Stock Option Plan.

   2.23 Rule 16b-3 means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

   2.24 Securities Act means the Securities Act of 1933, as amended.

3. Administration.

   3.1 Powers and Authority. The Plan shall be administered by or under the direction of the Board unless and until the Board delegates administration to a Committee, as provided in paragraph 3.2. The Board shall have the power subject to and within the limitations of the express provisions of the Plan:

     3.1.1 To determine from time to time: (a) which of the persons eligible under the Plan shall be granted Options; (b) when and how Options shall be granted; (c) whether an Option shall be intended to qualify as an ISO; (d) the provisions of each Option granted (which need not be identical) including the time or times when a person shall be permitted to receive stock pursuant to the exercise of such Option; (e) whether a person shall be permitted to exercise such Option; and (f) the number of shares with respect to which Options shall be granted to each such person.

     3.1.2 To construe and interpret the Plan and Options granted under it, and to establish, amend, and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission, or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

     3.1.3 To amend the Plan as provided in Section 12.

     3.1.4 Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

   3.2 Delegation. The Board may delegate administration of the Plan to a Board committee composed of not fewer than two members (the "Committee"). All members of the Committee shall be Outside Directors or Non-Employee Directors, to the extent necessary to comply with the applicable provisions of Rule 16b-3 and Section 162(m). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall in such event, be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

   3.3 Director Status. Any requirement that an administrator of the Plan be a Non-Employee Director or an Outside Director shall not apply if the Board or the Committee expressly declares that such requirement shall not apply.

4. Shares Subject To The Plan.

   4.1 Available Shares. Subject to the provisions of Section 11, the number of shares that may be issued pursuant to Options granted hereunder shall not exceed in the aggregate four million nine hundred thousand (4,900,000) shares of the Company's common stock.

   4.2 Forfeited or Canceled Shares. Any shares of stock for which an Option has been granted under the Plan that are forfeited because of the failure to meet an Option grant contingency or condition shall again be available for delivery pursuant to new grants under the Plan. To the extent any shares of stock covered by an Option are not delivered to an Optionee or beneficiary because the award is forfeited or canceled, or the shares of stock are not delivered because the award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the Plan.

   4.3 Payment with Shares. If the exercise price of any Option granted under the Plan is satisfied by tendering shares of stock to the Company (by either actual delivery or by attestation), only the number of shares of stock issued net of the shares of stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of stock available for delivery under the Plan.

   4.4 Plan Limits. Shares of stock delivered under the Plan in settlement, assumption, or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of shares of stock available for delivery under the Plan, to the extent that such settlement, assumption, or substitution is a result of the Company or Affiliate acquiring another entity (or an interest in another entity). Subject to the provisions of Section 11, the maximum number of shares that may be covered by grants to any one individual shall be 750,000 shares during any three consecutive calendar years.

5. Eligibility.

   5.1 Option Type. ISOs may be granted only to Employees. NSOs may be granted to Employees, Directors, or Consultants.

   5.2 Section 16 Compliance. No Officer or Director shall be eligible for the benefits of the Plan unless at the time discretion is exercised in the selection of an Officer or Director as a person to whom Options may be granted, or in the determination of the number of shares which may be covered by Options granted to the Officer or Director, the Plan otherwise complies with the requirements of Rule 16b-3. This paragraph 5.2 shall not apply if the Board or Committee expressly declares that it shall not apply.

   6. Option Provisions. Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

   6.1 Term. No Option shall be exercisable after the expiration of ten years from the date it was granted.

   6.2 Price. The exercise price of each Option shall be not less than 100% of the Fair Market Value of the stock subject to the Option on the date the Option is granted.

   6.3 Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations:

     6.3.1 in cash; or

     6.3.2 by delivery of already-owned shares of common stock of the Company, held by the Optionee for at least six months, or a combination of cash and already-owned shares of common stock of the Company; or

     6.3.3 according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to paragraph 6.4; or

     6.3.4 pursuant to a broker assisted exercise same-day sales program; or

     6.3.5 as required in the discretion of the Board or the Committee, either at the time of the grant or exercise of the Option; or

     6.3.6 any combination of 6.3.1 through 6.3.5 above.

  In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

   6.4 Transferability.

   6.4.1 Incentive Stock Options. In order for an Option to qualify for treatment as an ISO, it may not be transferable except by will or by the laws of descent and distribution. In the event an Optionee transfers such

Option, such transfer shall constitute a disqualifying event and the Option shall no longer qualify as an ISO but shall be considered a NSO under the terms of this Plan.

   6.4.2 Nonstatutory Stock Option. The Board or Committee may, in its discretion, authorize all or a portion of the NSOs to be granted to an Optionee to be on terms that permit transfer by such Optionee to (a) the spouse, children, or grandchildren of the Optionee ("Immediate Family Members"), (b) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (c) a partnership in which such Immediate Family Members are the only partners, provided that (i) there may be no consideration for any such transfer, (ii) the Option Agreement pursuant to which such Options are granted must expressly provide for transferability in a manner consistent with this Section, (iii) subsequent transfers of transferred Options shall be prohibited except those occurring by will or the laws of descent and distribution, and (iv) the Options shall continue to be subject to all the terms and conditions that applied prior to transfer in the same manner and to the same extent as non-transferred Options, including paragraphs 6.5 through
6.9. The Options shall be exercisable by the transferee only to the extent, and for the periods specified in such sections. The Company expressly disclaims any obligation to provide notice to a transferee of the termination of the Option.

   6.4.3 Unless transfer by an Optionee is specifically provided for in an Option Agreement, a NSO shall not be transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder (a "QDRO"), and shall be exercisable during the lifetime of the person to whom the NSO is granted only by such person or any transferee pursuant to a QDRO.

   6.5 Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance criteria) as the Board may deem appropriate. The provisions of this paragraph
6.5 are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

   6.6 Securities Law Compliance. The Company may require any Optionee, or any person to whom an Option is transferred under paragraph 6.4, as a condition of exercising any such Option, (a) to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (b) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

   6.7 Termination of Employment or Relationship as an Employee, Director, or Consultant. In the event an Optionee's Continuous Status as an Employee, Director, or Consultant terminates (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option, but only within such period of time as is determined by the Board, and only to the extent that the Optionee was entitled to exercise at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the case of an ISO, the Board shall determine such period of time (in no event to exceed three months from the date of termination) when the Option is granted. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to the Plan.

   6.8 Disability of Optionee. In the event an Optionee's Continuous Status as an Employee, Director, or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option, but only within twelve months from the date of such termination (or such shorter period specified in the Option Agreement), and only to the extent that the Optionee was entitled to exercise at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to the Plan.

   6.9 Death of Optionee. In the event of the death of an Optionee, the Option may be exercised, at any time within eighteen months following the date of death (or such shorter period specified in the Option Agreement, but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance, or by assignment as provided herein, does not exercise the Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to the Plan.

   6.10 Early Exercise. The Option Agreement may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director, or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any nonvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

   6.11 Withholding. To the extent provided by the terms of an Option Agreement, the Optionee may satisfy any federal, state, or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means:

     6.11.1 cash payment; or

     6.11.2 authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the participant as a result of the exercise of the Option; or

     6.11.3 delivering to the Company owned and unencumbered shares of the common stock of the Company.

   7. No Repricing, Cancellation, or Re-grant Of Options. Except for certain adjustments due to corporate transactions described in Section 11, the exercise price for any outstanding Option granted under the Plan may not be decreased after the Day of Determination for such Option grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration in exchange for the grant of a new Option with a lower exercise price.

8.Covenants Of The Company.

   8.1 Stock Availability. During the terms of the Option granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such grants up to the number of shares of stock authorized under the Plan.

   8.2 Authority. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock acquired under the grants, provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency, the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock under such Options unless and until such authority is obtained.

9. Use Of Proceeds From Stock. Proceeds from the exercise of Options under the Plan shall constitute general funds of the Company.

10.Miscellaneous.

   10.1 Acceleration. The Board or the Committee shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest, notwithstanding the provisions in the Option Agreement stating the time at which it may first be exercised or the time during which it will vest.

   10.2 Ownership Rights. Neither an Optionee nor any person to whom an Option is transferred under paragraph 6.4 shall be deemed to be the holder of, or to have any of the rights of a holder with respect to any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

   10.3 Employment Rights. Nothing in the Plan or any instrument executed pursuant thereto shall confer upon any Employee, Director, Consultant, Optionee, or other holder of Options any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Director or Consultant of any Employee, Director, Consultant, or Optionee with or without cause.

   10.4 ISO Value Limit. To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which ISOs granted after 1998 are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as NSOs.

11.Adjustments Upon Changes In Stock and Corporate Transactions.

   11.1 Stock Adjustments. If any change is made in the stock subject to the Plan, or subject to any Option (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding Options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding Options.

   11.2 Corporate Transactions. In the event of: (a) a merger or consolidation in which the Company is not the surviving corporation; (b) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise; or (c) any capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, the time during which Options outstanding under the Plan become vested shall be accelerated and all outstanding Options shall become immediately exercisable upon such event.

12.Amendment Of The Plan.

   12.1 Amendments. The Board at any time, and from time to time, may amend the Plan. However, as provided in Section 11, no amendment shall be effective unless approved by the stockholders of the Company within twelve months before or after the adoption of the amendment, where the amendment will:

     12.1.1 Increase the number of shares reserved for Options under the Plan;

     12.1.2 Modify the requirements as to eligibility for participation in the Plan to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Sections 162(m) and 422 of the Code;

     12.1.3 Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of
  Section 422 of the Code or to comply with the requirements of Rule 16b-3 or Nasdaq or other applicable securities exchange listing requirements;

     12.1.4 Decrease the minimum exercise price set forth in paragraph 6.2;
  or

     12.1.5 Remove the limitation provided in Section 7.

   12.2 Compliance. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide under the provisions of the Code and the regulations promulgated thereunder relating to ISOs and/or to bring the Plan and/or ISOs granted under it into compliance therewith.

   12.3 Consent. Rights and obligations under any Option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (a) the Company requests the consent of the person to whom the Option was granted and (b) such person consents in writing.

13.Termination Or Suspension Of The Plan.

   13.1 Termination. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on midnight, May 31, 2008. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

   13.2 Rights and Obligations. Any Options granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the holder of the Options.

   14. Effective Date Of Plan. The Plan shall become effective as determined by the Board, but no Options granted under the Plan shall be exercisable unless and until the Plan has been approved by the stockholders of the Company.

                           NPS PHARMACEUTICALS, INC.
                  ANNUAL MEETING OF STOCKHOLDERS MAY 23, 2002

The undersigned constitutes and appoints Hunter Jackson and James U. Jensen (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of common stock of NPS Pharmaceuticals, Inc., registered in the name provided herein which the undersigned is entitled to vote, at the 2002 Annual Meeting of Stockholders or any adjournment or postponement thereof. This meeting will be held at the University Park Hotel located at 500 S. Wakara Way, Salt Lake City, Utah 84108 on May 23, 2002 at 3:00 p.m., local time. This Proxy is given in accordance with the following instructions, and carries discretionary authority related to any and all other matters that may come before the meeting and any adjournments thereof.

     This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the election of the ten (10) directors; FOR the increase by 2,000,000 shares in the Company's 1998 Stock Option Plan and 1994 Non-Employee Directors' Stock Option Plan; and FOR the ratification of the Board's appointment of KPMG LLP and NPS's independent auditors for the 2002 fiscal year.

ITEM 1
To elect ten (10) directors as set  [_] FOR all Nominees listed below
forth in the Proxy Statement:       (except as marked to the contrary)

                                    [_]WITHHOLD authority to vote for all
01   Santa J. Costa                 nominees listed
02   John R. Evans
03   James G. Greninger
04   Hunter Jackson                 To withhold authority to vote for
05   Joseph Klein, III              any individual nominee, write that
06   Donald E. Kuhia                nominee's name in the following
07   Thomas N. Parks                space.
08   Edward Rygiel
09   Calvin Stiller                 __________________________________
10   Peter G. Tombios

ITEM 2
To consider and act upon a proposal to         [_] FOR  [_] AGAINST [_] ABSTAIN
increase by 2,000,000 shares the aggregate number of common stock for which options may be granted under two of the Company's equity incentive plans as follows; (a) an additional
1,900,000 shares under the 1998 Stock Option
Plan; and (b) an additional 100,000 shares under the 1994 Non-Employee Directors' Stock
Option Plans:

ITEM 3
To ratify the appointment of KPMG LLP as       [_] FOR  [_] AGAINST [_] ABSTAIN
independent auditors for the Company for the 2002 fiscal year:

                                 Dated:___________________________________, 2002

                                 _______________________________________________
                                 Signature

                                 _______________________________________________
                                 Signature if held jointly

                                 Do you plan to attend the Annual Meeting?
                                 [_] Yes [_] No

                                 Please date this Proxy and sign your name exactly as it appears hereon. Joint owners should each sign. When signing as an agent, attorney, administrator, executor, guardian, or trustee, please indicate your title as such. If executed by a corporation, the Proxy should be signed in the corporate name by a duly authorized officer who should indicate his title. Please vote by telephone or internet (see instructions below) or date, sign, and mail this proxy card in the enclosed envelope.

TO VOTE USING THE TELEPHONE: Call toll free 1-800-816-8908 from a touch tone telephone. There is NO CHARGE for this call. Enter your 14 digit CONTROL NUMBER and 5 digit PIN NUMBER located at the bottom of this proxy and then listen for voting instructions.

INTERNET VOTING INSTRUCTIONS: Go to the following web site www.computershare.com/us/proxy - Enter your 14 digit CONTROL NUMBER and 5 digit
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PIN NUMBER located at the bottom of this proxy and then follow the voting instructions on the screen. If you vote by telephone or the internet, please DO NOT mail back this proxy card.

--------------------       --------------------
 CONTROL NUMBER                 PIN NUMBER

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